Exhibit 8.1
List of main subsidiaries

Legal Entity	Jurisdiction of Incorporation

Subsidiaries of ASML Holding N.V.[1]:
ASML Belgium B.V.	Belgium (Antwerp)
Hermes Microvision Co., Ltd. (Beijing)	China (Beijing)
ASML (Shanghai) Electrical Equipment Co. Ltd.	China (Shanghai)
ASML (Beijing) Equipment Repair Company Limited	China (Beijing)
ASML (Shanghai) Lithography Facilities Science and Technology Co. Ltd.	China (Shanghai)
Cymer Semiconductor Equipment (Shanghai) Co. Ltd.	China (Shanghai)
Brion Technologies (Shenzhen) Co. Ltd.	China (Shenzhen)
ASML France S.a.r.l.	France (Crolles)
ASML Verwaltungs GmbH i.l.	Germany (Berlin)
ASML Berlin GmbH (formerly Berliner Glas GmbH)	Germany (Berlin)
ASML Germany GmbH	Germany (Dresden)
ASML Participations Germany GmbH	Germany (Dresden)
ASML Hong Kong Ltd. (in Members’ Voluntary Liquidation)	Hong Kong SAR
ASML Ireland Ltd.	Ireland (Dublin)
ASML Israel (2001) Ltd.	Israel (Kiryat Gat)
ASML Italy S.r.l.	Italy (Avezzano)
ASML Japan Co. Ltd.	Japan (Tokyo)
Cymer Japan, Inc.	Japan (Tokyo)
ASML Equipment Malaysia Sdn. Bhd.	Malaysia (Georgetown, Pulau Pinang)
Cymer B.V.	Netherlands (Veldhoven)
ASML Netherlands B.V.	Netherlands (Veldhoven)
ASML Trading B.V.	Netherlands (Veldhoven)
Hermes Microvision Incorporated B.V.	Netherlands (Veldhoven)
ASML Singapore Pte. Ltd.	Singapore
Cymer Singapore Pte Ltd.	Singapore
ASML Korea Co. Ltd.	South Korea (Gyeonggi-Do)
ASML Repair Center Korea Ltd.	South Korea (Gyeonggi-Do)
Cymer Korea Inc.	South Korea (Gyeonggi-Do)
ASML Taiwan Ltd.	Taiwan (Hsinchu City)
ASML Technology Taiwan Ltd.	Taiwan (Hsinchu City)
Cymer Southeast Asia Ltd.	Taiwan (Hsinchu City)
ASML (UK) Ltd.	UK (Edinburgh (Scotland))
Cymer, LLC	US (Carson City, Nevada)
EO Technical Solutions LLC	US (Vancouver, Washington)
ASML US, LLC	US (Wilmington, Delaware)
ASML US, LP	US (Wilmington, Delaware)
Associates of ASML Holding N.V.[2]:
Carl Zeiss SMT Holding GmbH & Co. KG (24.9%)	Germany (Oberkochen)
HighTechXL Group B.V. (31.97%)	Netherlands (Eindhoven)

1.All of our subsidiaries are (directly or indirectly) wholly-owned.
2.The interests in these associates are held through our wholly-owned subsidiaries. For these associates, the principal place of business is the same as the jurisdiction of incorporation.